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                    KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                         COMPUTATION OF EARNINGS PER SHARE
                         THREE MONTHS ENDED SEPTEMBER 30, 1994
                                    (UNAUDITED)

Net income, three months ended September 30, 1994 . . . . . . . .             $8,423,000

Dividends declared:
  Class A Common -- $.2075 per share  . . . . . . . . . . . . . .$(1,523,000)
  Class B Common -- $.21 per share  . . . . . . . . . . . . . . . (2,901,000)
                                                                              (4,424,000)

Undistributed earnings  . . . . . . . . . . . . . . . . . . . . .             $3,999,000

Undistributed earnings divided
  by 21,157,497 average number
  of shares outstanding . . . . . . . . . . . . . . . . . . . . .                 $.1890

                                                                     Class A     Class B

Undistributed earnings per share  . . . . . . . . . . . . . . . .     $.1890      $.1890

Assumed distribution of earnings  . . . . . . . . . . . . . . . .      .2075       .2100

  Earnings per share  . . . . . . . . . . . . . . . . . . . . . .     $.3965      $.3990

  Rounded . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $.40        $.40

                        COMPUTATION OF EARNINGS PER SHARE
                        THREE MONTHS ENDED SEPTEMBER 30, 1993
                                    (UNAUDITED)

Net income, three months ended September 30, 1993 . . . . . . . .            $10,280,000

Dividends declared:
  Class A Common -- $.2075 per share  . . . . . . . . . . . . . .$(1,529,000)
  Class B Common -- $.21 per share  . . . . . . . . . . . . . . . (2,897,000)
                                                                              (4,426,000)

Undistributed earnings  . . . . . . . . . . . . . . . . . . . . .            $ 5,854,000

Undistributed earnings divided
  by 21,167,955 average number
  of shares outstanding . . . . . . . . . . . . . . . . . . . . .                 $.2766


                                                                     Class A     Class B
Undistributed earnings per share  . . . . . . . . . . . . . . . .     $.2766      $.2766

Assumed distribution of earnings  . . . . . . . . . . . . . . . .      .2075       .2100

  Earnings per share  . . . . . . . . . . . . . . . . . . . . . .     $.4841      $.4866

  Rounded . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $.48        $.48

                                                                      Part I-Exhibit(11)

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